EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 38 to the Registration Statement (File Nos. 2-74959 and 811-3327) (the “Registration Statement”) of MFS Series Trust XIII (the “Trust”), of my opinion dated March 3, 2006, appearing in Post-Effective Amendment No. 34 to the Trust’s Registration Statement filed with the Securities and Exchange Commission on March 3, 2006.

CHRISTOPHER R. BOHANE
Christopher R. Bohane
Assistant Clerk and Assistant Secretary

Boston, Massachusetts

June 24, 2008